New Zealand JV Disposition Supplemental Materials March 2025 Exhibit 99.2

New Zealand JV Disposition Supplemental Materials – March 2025 Forward-Looking Statements 1 Forward-Looking Statements – Certain statements in this presentation regarding anticipated financial and other benefits of Rayonier’s business strategies, including the proposed sale of the entities holding its interest in the New Zealand joint venture, the expected timing of completing such proposed sale, the anticipated use of proceeds from such proposed sale, and other similar statements relating to Rayonier’s future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “project,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. The following important factors, among others, could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document: the cyclical and competitive nature of the industries in which we operate; fluctuations in demand for, or supply of, our forest products and real estate offerings, including any further downturn in the housing market; entry of new competitors into our markets; changes in global economic conditions and geopolitical tensions, including the war in Ukraine and escalating tensions between China and Taiwan as well as in the Middle East; business disruptions arising from public health crises and outbreaks of communicable diseases; fluctuations in demand for our products in Asia, and especially China; the uncertainties of potential impacts of climate-related initiatives; the cost and availability of third-party logging, trucking and ocean freight services; interest rate fluctuations; the geographic concentration of a significant portion of our timberland; our ability to identify, finance and complete timberland acquisitions and/or to complete dispositions; changes in environmental laws and regulations regarding timber harvesting, delineation of wetlands, endangered species and development of real estate generally, that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so; adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires; the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida and Washington, including changes in law, policy and political factors beyond our control; the availability and cost of financing for real estate development and mortgage loans; changes in tariffs, taxes or treaties relating to the import and export of our products or those of our customers and competitors; changes in key management and personnel; and our ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust (“REIT”) and changes in tax laws that could adversely affect beneficial tax treatment. For additional factors that could impact future results, please see Item 1A - Risk Factors in Rayonier’s most recent Annual Report on Form 10-K and similar discussion included in other reports that we subsequently file with the Securities and Exchange Commission (the “SEC”). Forward-looking statements are only as of the date they are made, and Rayonier undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures Rayonier makes on related subjects in its subsequent reports filed with the SEC. Non-GAAP Financial Measures – To supplement Rayonier’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Rayonier uses certain non-GAAP measures, including “cash available for distribution,” “net debt” and “Adjusted EBITDA,” which are defined and further explained in this presentation. Rayonier has presented certain forward-looking non-GAAP measures, including “cash available for distribution,” “pro forma operating income (loss),” “pro forma net income,” “Adjusted EBITDA,” “Net Debt” and “pro forma Net Debt to Adjusted EBITDA.” These non-GAAP financial measures are derived by excluding certain amounts, expenses or income, from the corresponding financial measure determined in accordance with GAAP. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgment and depends upon a number of factors in reliance on the exception provided by item 10(e)(1)(i)(B) of Regulation S-K. Rayonier is unable to present a quantitative reconciliation of forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measure without unreasonable effort or expense. In addition, Rayonier believes such reconciliation would imply a degree of precision that would be confusing or misleading to investors. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties. Any variation between Rayonier's actual results and preliminary financial data set forth above may be material. Rayonier’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

New Zealand JV Disposition Supplemental Materials – March 2025 New Zealand Disposition Highlights / Considerations 2  Sale of the New Zealand JV interest is expected to be modestly accretive to pro forma CAD* per share, before factoring in the impact of any special dividends associated with the transaction  Pro forma Net Debt* to pro forma Adjusted EBITDA* is expected to decrease to approximately 0.3x, before factoring in the impact of any special dividends or other use of proceeds KEY FINANCIAL CONSIDERATIONS  Sale will further concentrate capital in core U.S. markets with favorable long-term growth prospects (including Land-Based Solutions upside), reduce exposure to log export markets, and simplify and streamline the Company’s portfolio, financial reporting, and overall value proposition  Aligns with stated goal of capitalizing on the disparity between public and private timberland values KEY STRATEGIC CONSIDERATIONS  The Company anticipates using at least 50% of the transaction proceeds to reduce leverage and/or return capital to shareholders (through special dividends and/or share repurchases)  Remaining proceeds expected to be used opportunistically to fund capital allocation alternatives, including potential reinvestment in synergistic acquisitions USE OF PROCEEDS  The transaction is expected to close in 2025, subject to the receipt of regulatory approvals and the satisfaction of other closing conditions  Assuming the transaction closes, the Company currently anticipates a special dividend for 2025 of $1.00 to $1.40 per share—details of which will be announced later this year (following the closing of the sale)  The Company expects that the special dividend will be paid in a combination of cash and common shares EXPECTED TIMING / SPECIAL DIVIDEND Rayonier announced an agreement to sell the entities that hold its entire 77% New Zealand JV interest for $710 million (1)  Upon completion, the sale of the New Zealand joint venture will result in the Company becoming exclusively focused on its U.S. operations  Sale value for 77% implies an enterprise value for the New Zealand joint venture of $922 million (or ~$3,213 per productive acre)  Since introducing the Initiatives to Enhance Shareholder Value in November 2023, the Company has now completed or announced pending dispositions totaling $1.45 billion—significantly exceeding its original $1 billion target Highlights / Considerations * Non-GAAP measure (see Appendix for definitions and reconciliations). (1) For further details, see the corresponding press release issued on March 10, 2025.

Sources & Uses / Pro Forma Transaction Impact

Sources	
Sale of New Zealand JV Interest	$710.0
Total	**$710.0**

Uses	
Est. Transaction Fees and Expenses	$12.0
Increase in Cash	698.0
Total	**$710.0**

($ in millions, except per share amounts)	2024 Rayonier Standalone	New Zealand JV Sale Impact: Transaction Impact	New Zealand JV Sale Impact: Pro Forma
Balance Sheet @ 12/31/2024 (Pro Forma for Jan-2025 Special Dividend)			
Debt [1]	$1,114.8	($64.8)	$1,050.0
(–) Cash [2]	270.1	698.0	968.1
Net Debt*	$844.7	($762.8)	$81.9
Adjusted EBITDA & CAD [3]	**2024A**		
Adj. EBITDA*	$298.8	($53.7)	$245.1
(–) CapEx	79.8	(17.7)	62.1
(–) Cash Taxes	5.9	(5.6)	0.3
Implied Unlevered CAD	$213.1	($30.5)	$182.7
(–) Run-Rate Cash Interest (net) [4]	16.0	(32.9)	(16.9)
Implied CAD*	$197.1	$2.4	$199.6
Shares & Units Outstanding (MMs) [5]	158.2	–	158.2
CAD Accretion / (Dilution)			
Implied CAD per Share	$1.246	$0.016	$1.261
Accretion / (Dilution)	–	–	*1.3%*
Pro Forma Credit Ratios			
Net Debt / Adj. EBITDA*	2.8x	–	0.3x
Adj. EBITDA* / Interest (net)	18.7x	–	NM

* Non-GAAP measure (see Appendix for definitions and reconciliations).
(1) Reflects the elimination of $64.8 million of noncontrolling interest shareholder loans as a result of the transaction.
(2) Standalone cash balance as of 12/31/2024 includes restricted cash, excludes 23% of cash held in New Zealand JV, and is pro forma for $67.8 million cash special dividend paid in January 2025.
(3) Based on 2024 Adjusted EBITDA, CapEx, and cash taxes. No adjustment was made in "Transaction Impact" for New Zealand real estate sales.
(4) Rayonier standalone Run-Rate Cash Interest (net) is based on pro forma standalone cash balance as noted above. For more details, see Appendix.
(5) Pro forma for the issuance of 7.6 million common shares and 0.1 million operating partnership units with respect to the special dividend paid in January 2025.

Rayonier
New Zealand JV Disposition Supplemental Materials – March 2025
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History of New Zealand Joint Venture

1992

- After first entering the New Zealand market in 1988 with the establishment of a log trading / export operation, Rayonier acquires 250,000 acres of Crown Forest Licenses from the New Zealand Government for $197 million.

2002

- Rayonier sells its New Zealand East Coast timberland operations comprised of 83,000 acres for $64 million.

2005

- Rayonier enters into joint venture agreement with RREEF Infrastructure under which the JV purchases 118,000 acres from Rayonier for $187 million along with 236,000 acres from Carter Holt Harvey for $301 million. Rayonier reinvests $122 million for 49.7% stake in the JV (subsequently reduced to 40% in 2006).

2010

- New Zealand joint venture sells 35% interest to new investor (Phaunos Timber Fund) for NZ$167 million; proceeds used to repay JV debt. As a result, Rayonier's JV ownership diluted from 40% to 26%.

2013

- Rayonier acquires additional 39% interest in New Zealand joint venture from two minority partners for $140 million, increasing interest to 65%. As a result, Rayonier begins consolidating JV in financial statements.

2015

- Rayonier announces $160 million capital infusion into New Zealand joint venture for repayment of 100% of JV's outstanding debt (which was consolidated on Rayonier's balance sheet). As a result, Rayonier's JV interest increases to 77% and minority shareholder interest is diluted to 23%.

2025

- Rayonier announces agreement to sell entities that hold its entire 77% joint venture interest to a special purpose vehicle formed by Ents LP, an investment fund managed by The Rohatyn Group ("TRG"), for $710 million, subject to net debt, working capital, and other adjustments.

Rayonier
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New Zealand JV Disposition Supplemental Materials – March 2025

New Zealand JV Disposition Supplemental Materials – March 2025 New Zealand Joint Venture Valuation Benchmarks 5 The implied per-acre value of the New Zealand joint venture timberlands has increased significantly over the course of Rayonier’s investment in the region. * Non-GAAP measure (see Appendix for definitions and reconciliations). (1) Based on combined New Zealand Timber segment and Trading segment results. Includes 3-year average carbon credit EBITDA contribution of $21.4 million. Historical JV Valuation Events (Value per Productive Acre) Transaction EBITDA Multiples ($ in millions) 3-Year Avg. (2022-2024) Adjusted EBITDA & CAD* Adj. EBITDA*(1) $52.5 (–) CapEx (17.6) (–) Cash Taxes (7.5) Implied CAD* $27.4 Implied EBITDA Multiples @ $922MM Enterprise Value EV / Three-Year Average EBITDA 17.6x EV / Three-Year Average EBITDA (excl. Carbon) 29.7x Recent Appraisal Values ($ in millions, except per acre amounts) 12/31/2023 12/31/2024 NZ$ Appraised Value $1,657.0 $1,524.9 NZ$ / US$ FX Rate 0.63 0.56 US$ Appraised Value $1,043.9 $853.9 Productive Acres (000s) 297 287 Implied Value per Productive Acre NZ$ Value per Acre $5,579 $5,313 US$ Value per Acre $3,515 $2,975 $788 $1,585 $1,800 $1,540 $3,213 $1,464 $2,331 $2,155 $2,334 $5,637 – $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 Initial CFL Acquisition (1992) JV Formation (2005) Acquisition of 39% Interest (2013) Recapitalization (2015) Sale of 77% Interest (2025) US$ NZ$

Update on Initiatives to Enhance Shareholder Value

New Zealand sale advances the objectives of our asset disposition and capital structure realignment plan

- Upon completing the sale, Rayonier will have achieved total asset dispositions of $1.45 billion—significantly exceeding its original $1 billion target
- Since introducing the plan, Rayonier has significantly reduced leverage, returned capital to shareholders, generated CAD and NAV per share accretion, streamlined its portfolio, and concentrated capital in markets with the most favorable long-term growth prospects

Key Plan Objectives Achieved

REDUCE LEVERAGE FOR HIGHER INTEREST RATE ENVIRONMENT

- Paid off $400 million of debt since November 2023, leaving no unhedged debt—strengthened balance sheet amid a “higher for longer” rate outlook
- Pro forma Net Debt* to pro forma Adjusted EBITDA* of ~0.3x—provides capital allocation flexibility within the framework of enhanced credit ratio targets (i.e., Net Debt / Adjusted EBITDA of ≤ 3.0x and Net Debt / Asset Value of ≤ 20%)

CAPITALIZE ON VALUATION DISPARITY & RETURN CAPITAL TO SHAREHOLDERS

- Large dispositions in OR, WA, OK and NZ transacted at attractive multiples of ~30-45x Timber EBITDA* (excl. carbon in NZ)
- Over $110 million of capital returned to shareholders through cash dividends and share repurchases through year-end 2024; additional special dividend subject to completion of New Zealand transaction

STREAMLINE PORTFOLIO & CONCENTRATE CAPITAL IN MOST FAVORABLE MARKETS

- Disposition activity reduces exposure to markets where Rayonier could not achieve scale, markets with less HBU and land-based solutions optionality, and/or markets with greater dependence on log export activity
- Post-dispositions, ~85% of Rayonier’s acreage will be in the U.S. South—the region with the most upside potential in real estate / HBU and land-based solutions

* Non-GAAP measure (see Appendix for definitions and reconciliations).

Rayonier
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New Zealand JV Disposition Supplemental Materials – March 2025

Capitalizing on Public-Private Valuation Disparity

Enterprise Value / EBITDA Multiple Comparison

- Rayonier's public market valuation remains well below private market transaction benchmarks
- Rayonier announced $1B disposition initiative in Nov. 2023 to capitalize on this disconnect
- Transaction results demonstrate that disconnect holds across multiple geographies and metrics
  - Lower multiple on New Zealand Disposition versus U.S. Dispositions due in part to taxation of New Zealand operations



EV / Adjusted EBITDA*
EV / Timber EBITDA*(1)
24.8x
17.3x
41.7x
44.9x
29.7x
17.6x
Rayonier (Current) (2)
2024 Adj. EBITDA*
Oregon Disposition (3) (2023)
3-Year Average Adj. EBITDA*
OK & WA Dispositions (4) (2024)
3-Year Average Adj. EBITDA*
New Zealand Disposition (2025)
3-Year Average Adj. EBITDA*

Overview of Dispositions

Oregon Disposition (2023)

- Sold **55,000 acres** in Southwest Oregon
- Generated proceeds of **$242M**, **~$4,400 per acre**

Oklahoma and Washington Dispositions (2024)

- Sold **200,000 acres** in Oklahoma (~91,000 acres) and Washington (~109,000 acres)
- Generated proceeds of **$495M**, **~$2,475 per acre**

New Zealand Disposition (2025)

- Expected sale of entities that hold **entire 77% New Zealand joint venture interest**
- Purchase price of **$710M** implies enterprise value of $922M, or **~$3,213 per productive acre**

* Non-GAAP measure (see Appendix for definitions and RYN reconciliations).
(1) Timber EBITDA reflects Adjusted EBITDA contribution from Timber segments. For the New Zealand Disposition, includes the contribution from Trading segment, but excludes the contribution from New Zealand carbon credits.
(2) Based on implied market enterprise value assuming RYN share price of $27.29 as of 3/7/2025.
(3) As reflected in our Shareholder Value Enhancement Initiatives presentation from November 2023.
(4) As reflected in our Update on Initiatives to Enhance Shareholder Value presentation from November 2024.

Rayonier
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New Zealand JV Disposition Supplemental Materials – March 2025

Pro Forma Adj. EBITDA Contribution by Segment (3-Year Avg)

Historical (1)	Pro Forma for Dispositions (2)


Real Estate
27%
Southern Timber
46%
New Zealand Timber
16%
Pacific Northwest Timber
11%


Real Estate
34%
Southern Timber
55%
Pacific Northwest Timber
11%

Pro forma for the sale of New Zealand, ~85% of Rayonier's acreage and ~55% of Adj. EBITDA* will be in the U.S. South—with increased exposure to HBU and Land-Based Solutions upside.

Rayonier

* Non-GAAP measure (see Appendix for definitions and reconciliations).
(1) Based on 3-year historical (2022-2024) EBITDA contributions, excluding corporate.
(2) Based on 3-year historical (2022-2024) EBITDA contributions, excluding corporate and adjusted for contributions from asset dispositions.

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New Zealand JV Disposition Supplemental Materials – March 2025

New Zealand JV Disposition Supplemental Materials – March 2025 Appendix: Capital Structure Profile 9

New Zealand JV Disposition Supplemental Materials – March 2025 Rayonier Pro Forma Capital Structure Profile @ 12/31/24 10 Pro Forma for the New Zealand transaction, Rayonier's debt will be 100% fixed at ~2.4% with a well-staggered maturity profile. Pro Forma Debt Maturity Profile (1) As of 3/6/2025. (2) Based on all-in effective rate taking account of interest rate swaps, spread over benchmark rate, and Farm Credit patronage refunds. (3) Based on daily simple SOFR rate of 4.35% as of 3/6/2025. (4) Maturity date of New Zealand minority shareholder loans based on weighted average maturity date of three tranches. (5) Cash assumed to earn interest at 4.30%. Note: Does not adjust for any special distribution associated with the dispositions. – $200 – $200 $200 – $450 – $100 $200 $300 $400 $500 2025 2026 2027 2028 2029 2030 2031 ($ in millions) Initial Term Years to Effective 12/31/2024 Pro Forma (Years) Maturity Maturity (1) Rate (2) 12/31/2024 Pro Forma Incremental Term Loan $200.0 $200.0 10.0 Apr-26 1.1 2.47% $4.9 $4.9 Revolving Credit Facility (3) – – 5.0 Jun-26 1.2 5.60% – – NZ Minority SH Loans (4) 64.8 – 5.0 Jul-26 1.3 4.43% 2.9 – Term Loan 200.0 200.0 9.0 Apr-28 3.1 2.19% 4.4 4.4 Incremental Term Loan II 200.0 200.0 8.0 Jun-29 4.2 1.54% 3.1 3.1 Senior Unsecured Notes II 450.0 450.0 10.0 May-31 6.2 2.75% 12.4 12.4 Total / Weighted Avg. $1,114.8 $1,050.0 NA NA 4.1 2.48% $27.6 $24.8 % Fixed Rate Debt 100.0% 100.0% Implied Weighted Avg. Rate 2.48% 2.36% (–) Cash & Equivalents (5) 270.1 968.1 – – – 4.30% (11.6) (41.6) Net Debt / Net Interest $844.7 $81.9 NA NA NA NA $16.0 ($16.9) Debt Balance Run-Rate Interest Expense (net)

New Zealand JV Disposition Supplemental Materials – March 2025 Appendix: Definitions & Reconciliations 11

New Zealand JV Disposition Supplemental Materials – March 2025 12 Definitions of Non-GAAP Measures and Pro Forma Items Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, non- operating income, costs related to disposition initiatives, restructuring charges, timber write-offs resulting from casualty events and Large Dispositions. Adjusted EBITDA is a non-GAAP measure that management uses to make strategic decisions about the business and that investors can use to evaluate the operational performance of the assets under management. It excludes specific items that management believes are not indicative of the Company's ongoing operating results. Cash Available for Distribution (CAD) is defined as cash provided by operating activities adjusted for capital spending (excluding timberland acquisitions and real estate development investments) and working capital and other balance sheet changes. CAD is a non-GAAP measure of cash generated during a period that is available for common stock dividends, distributions to operating partnership unitholders, distributions to noncontrolling interests, repurchase of the Company's common shares, debt reduction, timberland acquisitions, and real estate development investments. CAD is not necessarily indicative of the CAD that may be generated in future periods. Costs related to disposition initiatives include legal, advisory, and other due diligence costs incurred in connection with the Company’s asset disposition plan, which was announced in November 2023. Large Dispositions are defined as transactions involving the sale of productive timberland assets that exceed $20 million in size and do not reflect a demonstrable premium relative to timberland value. Net debt is defined as total debt less cash and cash equivalents. Restructuring charges include severance costs related to workforce optimization initiatives.

New Zealand JV Disposition Supplemental Materials – March 2025 13 Reconciliation of Cash and Net Debt ($ in millions) Cash and cash equivalents @ 12/31/2024 $323.2 Restricted cash, current 19.4 Special dividend paid in January 2025 (67.8) Proportion of noncontrolling interest (23%) cash held in New Zealand JV (4.6) Pro Forma Standalone Cash – Excluding New Zealand Minority Interest Cash $270.1 ($ in millions) Total Debt, (Principal Only) @ 12/31/2024 $1,114.8 Pro Forma Standalone Cash – Excluding New Zealand Minority Interest Cash (270.1) Pro Forma Standalone Net Debt – Excluding New Zealand Minority Interest Cash $844.7 ($ in millions) Cash and cash equivalents @ 12/31/2024 $323.2 Restricted cash, current 19.4 Special dividend paid in January 2025 (67.8) Pro Forma Standalone Cash – Including New Zealand Minority Interest Cash $274.7 ($ in millions) Total Debt, (Principal Only) @ 12/31/2024 $1,114.8 Pro Forma Standalone Cash – Including New Zealand Minority Interest Cash (274.7) Pro Forma Standalone Net Debt – Including New Zealand Minority Interest Cash $840.1

New Zealand JV Disposition Supplemental Materials – March 2025 14 Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Segment (1) Non-GAAP measure or pro forma item. ($ in millions) Southern Timber Pacific Northwest Timber New Zealand Timber Real Estate Trading Corporate and Other Total 2024 Operating income (loss) $77.9 ($6.3) $33.5 $340.4 ($0.1) ($42.9) $402.5 Large Dispositions (1) — — — (291.1) — — (291.1) Restructuring charges (1) — — — — — 1.1 1.1 Costs related to Disposition Initiatives (1) — — — — — 1.6 1.6 Depreciation, depletion & amortization 73.4 31.7 20.3 13.1 — 1.8 140.2 Non-cash cost of land and improved development — — — 44.4 — — 44.4 Adjusted EBITDA (1) $151.3 $25.4 $53.8 $106.8 ($0.1) ($38.4) $298.8

New Zealand JV Disposition Supplemental Materials – March 2025 15 Reconciliation of Historical JV Valuation Events Source: Rayonier filings and analysis. ($ in millions, except per acre amounts) Initial CFL Acquisition JV Formation Acquisition of 39% Interest Recapitalization Sale of 77% Interest 1992 2005 2013 2015 2025 Productive Acres (in 000s) 250.0 118.0 314.8 302.5 287.0 Valuation $197.0 $187.0 $566.6 $466.0 $922.1 US$ Value per Acre $788 $1,585 $1,800 $1,540 $3,213 NZ$ Value per Acre $1,464 $2,331 $2,155 $2,334 $5,637 NZ$/US$ Exchange Rate 0.54 0.68 0.84 0.66 0.57

New Zealand JV Disposition Supplemental Materials – March 2025 16 Enterprise Value to Adjusted EBITDA Multiple Calculations (1) Non-GAAP measure. (2) Net debt includes cash held by the New Zealand joint venture. (3) Enterprise Value to Timber EBITDA is intended to capture implied trading multiple of Timber Segments EBITDA for better comparison to private market benchmarks. Enterprise Value is not adjusted for any allocation of value to HBU real estate / development portfolio. For the purposes of this analysis, it excludes the contribution from carbon credit sales in New Zealand. ($ in millions, except per share amounts) Rayonier 2024 Timber Segments EBITDA (excl. NZ Carbon Credits) $208.1 NZ Carbon Credit EBITDA 22.3 Real Estate Adj. EBITDA 106.8 (–) Corporate / Other (38.4) Total Adjusted EBITDA (1) $298.8 Valuation Share Price Date 3/7/2025 Share Price $27.29 Shares and Units Outstanding (MMs) 158.2 Equity Market Capitalization $4,317 (+) Pro Forma Standalone Net Debt (1) (2) 840 Enterprise Value $5,157 EV / EBITDA Multiples Enterprise Value / Adjusted EBITDA (1) 17.3x Enterprise Value / Timber EBITDA (1)(3) 24.8x